UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 7, 2010, Ligand Pharmaceuticals Incorporated (the “Company”) received notice through its subsidiary, Pharmacopeia, LLC, from GlaxoSmithKline that it was exercising its right to terminate the Product Development and Commercialization Agreement (the “GSK Agreement”), dated as of March 24, 2006 and as amended, among SmithKlineBeecham Corporation, doing business as GlaxoSmithKline, Glaxo Group Limited (together with SmithKlineBeecham, “GSK”) and Pharmacopeia, LLC, as successor to Pharmacopeia Drug Discovery, Inc. The termination becomes effective on October 7, 2010. Absent the termination by GSK, the research term under the GSK Agreement would have terminated on March 24, 2011. Following termination, the Company will retain rights to the current programs under the GSK Agreement and may continue to develop the programs and commercialize any products resulting from the programs, or the Company may elect to cease progressing the programs and/or seek other partners for further development and commercialization. The termination of the GSK Agreement will also have the effect of terminating non-compete and exclusivity restrictions applicable to the Company and GSK. The Company will not be required to refund payments already received relating to its performance of initial discovery activities or milestone payments under the GSK Agreement pursuant to the termination by GSK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 13, 2010	By:	/S/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary